Exhibit 99.1

June 25, 2026

BlackBerry Reports First Quarter Fiscal Year 2027 Results
•Revenue increased 26% year-over-year to approximately $153 million
•Adjusted EBITDA grew 144% year-over-year; GAAP operating income increased year-over-year to approximately $15 million
•Both QNX and Secure Communications achieved Rule of 401 performance, contributing to BlackBerry’s fifth consecutive quarter of positive GAAP net income; Adjusted EPS exceeded expectations
•First fiscal quarter of positive operating cash flow in nine years, excluding the patent sale in FY24

Waterloo, Ontario - BlackBerry Limited (NYSE: BB; TSX: BB) today reported financial results for the three months ended May 31, 2026 (all figures in U.S. dollars and U.S. GAAP, except where otherwise indicated).

“Our first quarter results demonstrate continued momentum following our transformation, as we advance our strategy to drive profitable growth. We exceeded expectations for revenue, profitability, and cash generation through solid performance by our world class QNX and Secure Communications teams,” said John J. Giamatteo, CEO, BlackBerry. “We are particularly encouraged by the multi-year growth opportunities ahead in software-defined vehicles, including significant content expansion with the Alloy Kore platform, as well as broad opportunities in the general embedded market, especially physical AI. We believe these opportunities significantly enhance QNX’s long-term potential. While we remain early in the fiscal year, the foundation of the business is stronger than it has been in years, and we continue to focus on disciplined execution and creating long-term value for our shareholders.”

First Quarter Fiscal 2027 Financial Highlights
•Total company revenue of $152.9 million increased 26% year-over-year.
•Total company adjusted gross margin improved approximately 4 percentage points year-over-year to 78.6%; GAAP gross margin improved by approximately 4 percentage points year-over-year to 78.3%.
•Total company adjusted EBITDA increased by 144% year-over-year to $36.3 million; GAAP operating income improved by $13.3 million year-over-year to $15.3 million.
•QNX revenue increased 26% year-over-year to $72.3 million; QNX segment adjusted gross margin expanded by 5 percentage points year-over-year to 86%.
•QNX segment adjusted EBITDA increased 52% year-over-year to $19.3 million, representing a 27% margin.
•Secure Communications revenue increased by 24% year-over-year to $73.6 million; Secure Communications segment adjusted gross margin increased by 2 percentage points year-over-year to 72%.
•Secure Communications segment adjusted EBITDA increased 110% year-over-year to $20.2 million, representing a 27% margin.
•Secure Communications ARR remained stable at $220 million and DBNRR was 92%.

•Licensing revenue was $7.0 million; Licensing segment adjusted EBITDA was $6.2 million.
•Adjusted net income increased 135% year-over-year to $25.4 million; GAAP net income was positive for the fifth consecutive quarter at $8.5 million.
•Adjusted basic earnings per share was $0.04; GAAP basic earnings per share was $0.01.
•Operating cash flow was $4.6 million, marking BlackBerry’s first cash positive fiscal first quarter in nine years, when allowing for the sale of the non-core patent portfolio to Malikie in fiscal year 2024.
•Repurchased 2.6 million shares for $10.0 million during the quarter.
•Ended the first quarter with $422.9 million in cash and investments.

1 The company defines the Rule of 40 metric as the sum of its GAAP revenue year-over-year growth percentage and its non-GAAP adjusted EBITDA margin percentage. Where the sum equals or exceeds 40, then the Rule of 40 is considered to have been achieved.

Business Highlights & Strategic Announcements
•Expanded QNX’s collaboration with NVIDIA to advance safety-critical edge AI across robotics, medical, and industrial systems through the integration of QNX OS for Safety 8.0 with NVIDIA IGX Thor and the NVIDIA Halos Safety Stack.
•Released QNX Hypervisor 8.0 for Safety, further strengthening QNX’s position as a foundational software platform for software-defined vehicles, robotics, medical devices, and other safety critical applications.
•Leading Chinese electric vehicle company, Leapmotor, selected the QNX® Software Development Platform 8.0 and QNX® Hypervisor for Safety 8.0 to serve as the foundational software platform for its forthcoming premium electric SUV, the D19.
•Announced a collaboration with TKMS, one of the world's leading naval defence companies, for strategic collaboration in support of Canada's submarine program. TKMS will adopt QNX's trusted foundational software across its next‑generation naval platforms.
•Achieved FedRAMP Class D (High) re-certification for BlackBerry® AtHoc®.
•Announced a strategic partnership between BlackBerry Secure Communications and The IP Company to bring highly secure, certified communications capabilities to naval and military environments worldwide.
•Announced the renewal of its normal course issuer bid (“NCIB”) share buyback program for up to 26.8 million common shares.

Financial Outlook
BlackBerry is providing the following guidance for the second fiscal quarter ending August 31, 2026 and the fiscal year ending February 28, 2027.

	Q2 FY27	FY27
Total BlackBerry revenue:	$137 - $148 million	$594 - $621 million
QNX revenue:	$70 - $75 million	$295 - $312 million
Secure Communications revenue:	$57 - $63 million	$270 - $280 million
Licensing revenue:	Approximately $10 million	Approximately $29 million
Total Company adjusted EBITDA:	$20 - $30 million	$119 - $139 million
QNX segment adjusted EBITDA:	$16 - $21 million	$74 - $86 million
Secure Communications segment adjusted EBITDA:	$5 - $10 million	$57 - $65 million
Licensing segment adjusted EBITDA:	Approximately $9 million	Approximately $25 million
Non-GAAP basic EPS[2]:	$0.03 – $0.04	$0.16 – $0.20
Operating cash flow	Breakeven – $10 million	Approximately $100 million

2 EPS guidance does not include the effect of any potential future share repurchases not yet completed as of the date of this release.

Use of Non-GAAP Financial Measures
The tables at the end of this press release include a reconciliation of the non-GAAP financial measures and non-GAAP financial ratios used by the Company to comparable U.S. GAAP measures and an explanation of why the Company uses them. The Company does not provide a reconciliation of expected Adjusted EBITDA and expected Non-GAAP basic EPS for the second quarter and full fiscal year 2027 to the most directly comparable expected GAAP measures because it is unable to predict with reasonable certainty, among other things, restructuring charges and impairment charges and, accordingly, a reconciliation is not available without unreasonable effort. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results for the guidance period. For more information on the non-GAAP financial measures, please refer to the tables at the end of this press release.

Conference Call and Webcast
A conference call and live webcast will be held today beginning at 8:00 a.m. ET, which can be accessed using the following link (here) or through the Company’s investor webpage (BlackBerry.com/Investors) or by dialing toll free +1 (877) 883-0383 and entering Entry Number 1747488.

A replay of the conference call will be available at approximately one hour after the event using the same webcast link (here) or by dialing toll free +1 (855) 669-9658 and entering Replay Access Code 4857611.

About BlackBerry
BlackBerry (NYSE:BB) (TSX:BB) provides enterprises and governments the intelligent software and services that power the world around us. Based in Waterloo, Ontario, the company's high-performance foundational software enables major automakers and industrial giants alike to unlock transformative applications, drive new revenue streams and launch innovative business models, all without sacrificing safety, security, and reliability. With a deep heritage in Secure Communications, BlackBerry delivers operational resiliency with a comprehensive, highly secure, and extensively certified portfolio for mobile fortification, mission-critical communications, and critical events management.

For more information, visit BlackBerry.com and follow @BlackBerry.

Investor Contact:
BlackBerry Investor Relations
+1 (519) 888-7465
investorrelations@blackberry.com

Media Contact:
BlackBerry Media Relations
+1 (519) 597-7273
mediarelations@blackberry.com

###

This news release contains forward-looking statements within the meaning of certain securities laws, including under the U.S. Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws, including statements regarding BlackBerry’s plans, strategies and objectives.

The words “expect”, “anticipate”, “estimate”, “may”, “will”, “should”, “could”, “intend”, “believe”, “target”, “plan” and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are based on estimates and assumptions made by BlackBerry in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors that BlackBerry believes are appropriate in the circumstances, including but not limited to, BlackBerry’s expectations regarding its business, strategy, opportunities and prospects, the launch of new products and services, general economic conditions, competition, and BlackBerry’s expectations regarding its financial performance. Many factors could cause BlackBerry’s actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements, including, without limitation, risks related to the following factors: BlackBerry’s ability to maintain or expand its customer base for its software and services offerings to grow revenue or achieve sustained profitability; the intense competition faced by BlackBerry; BlackBerry’s ability to enhance, develop, introduce or monetize its products and services in a timely manner with competitive pricing, features and performance; significant changes in government customer demand or procurement requirements; BlackBerry’s sales cycles and the time and expense of its sales efforts; the occurrence or perception of a breach of BlackBerry’s network cybersecurity measures, or an inappropriate disclosure of confidential or personal information; BlackBerry’s use of artificial intelligence technology and tools in its operations and in product development; adverse macroeconomic and geopolitical conditions, including trade policies and national security concerns; risks arising from a failure or perceived failure of the security features or functionality of BlackBerry’s solutions; litigation against BlackBerry; BlackBerry’s continuing ability to attract new personnel, retain existing key personnel and manage its staffing effectively; network disruptions or other business interruptions; BlackBerry’s ability to foster an ecosystem of third-party application developers; BlackBerry’s dependence in part on its relationships with resellers and channel partners; BlackBerry’s products and services being dependent upon interoperability with rapidly changing systems provided by third parties; failure to protect BlackBerry’s intellectual property and to earn expected revenues from intellectual property rights; BlackBerry’s use of open source software and its ability to obtain rights to use third-party software; BlackBerry potentially being found to have infringed on the intellectual property rights of others; BlackBerry’s indebtedness, which could impact its operating flexibility and financial condition; the asset risk faced by BlackBerry, including the potential for charges related to its long-lived assets and goodwill; tax provision changes, the adoption of new tax legislation or exposure to additional tax liabilities; the use and management of user data and personal information; government regulations applicable to BlackBerry’s products and services, including products containing encryption capabilities; environmental, social and governance expectations and standards; the failure of BlackBerry’s suppliers, subcontractors, channel partners and representatives to use acceptable ethical business practices or comply with applicable laws; potential impacts of acquisitions, divestitures and other business initiatives; risks associated with foreign operations, including fluctuations in foreign currencies; environmental events; the fluctuation of BlackBerry’s quarterly revenue and operating results; and the volatility of the market price of BlackBerry’s common shares.

These risk factors and others relating to BlackBerry are discussed in greater detail in BlackBerry’s Annual Report on Form 10-K and the “Cautionary Note Regarding Forward-Looking Statements” section of BlackBerry’s MD&A (copies of which filings may be obtained at www.sedarplus.ca or www.sec.gov). All of these factors should be considered carefully, and readers should not place undue reliance on BlackBerry’s forward-looking statements. Any statements that are forward-looking statements are intended to enable BlackBerry’s shareholders to view the anticipated performance and prospects of BlackBerry from management’s perspective at the time such statements are made, and they are subject to the risks that are inherent in all forward-looking statements, as described above, as well as difficulties in forecasting BlackBerry’s financial results and performance for future periods, particularly over longer periods, given changes in technology and BlackBerry’s business strategy, evolving industry standards, intense competition and short product life cycles that characterize the industries in which

BlackBerry operates. Any forward-looking statements are made only as of today and BlackBerry has no intention and undertakes no obligation to update or revise any of them, except as required by law.

BlackBerry Limited
Incorporated under the Laws of Ontario
(United States dollars, in millions except share and per share amounts)

Consolidated Statements of Operations

	Three Months Ended
	May 31, 2026	May 31, 2025
Revenue	$152.9	$121.7
Cost of sales	33.2	31.4
Gross margin	119.7	90.3
Gross margin %	78.3%	74.2%
Operating expenses
Research and development	33.0	25.0
Sales and marketing	29.5	28.7
General and administrative	39.3	30.5
Amortization	2.5	4.0
Impairment of long-lived assets	0.1	0.1
	104.4	88.3
Operating income	15.3	2.0
Investment income, net	1.1	2.9
Income before income tax	16.4	4.9
Provision for income taxes	7.9	3.0
Net income	$8.5	$1.9
Earnings per share
Basic	$0.01	$0.00
Diluted	$0.01	$0.00

Weighted-average number of common shares outstanding (000s)
Basic	586,741	596,300
Diluted	593,193	600,831
Total common shares outstanding (000s)	586,061	594,529

BlackBerry Limited
Incorporated under the Laws of Ontario
(United States dollars, in millions)

Consolidated Balance Sheets

	As at
	May 31, 2026	February 28, 2026
Assets
Current
Cash and cash equivalents	$256.8	$274.7
Short-term investments	94.1	85.2
Accounts receivable, net of allowance of $3.6 and $3.4, respectively	160.6	156.0
Other receivables	5.5	7.5
Income taxes receivable	2.5	2.6
Other current assets	40.9	42.2
	560.4	568.2
Restricted cash and cash equivalents	14.2	14.2
Long-term investments	57.8	58.3
Other long-term assets	53.8	56.3
Operating lease right-of-use assets, net	23.8	16.7
Property, plant and equipment, net	13.1	12.3
Intangible assets, net	39.2	40.1
Goodwill	478.4	479.1
	$1,240.7	$1,245.2
Liabilities
Current
Accounts payable	$16.3	$5.5
Accrued liabilities	99.0	111.7
Income taxes payable	18.3	12.4
Deferred revenue, current	121.5	138.5
	255.1	268.1
Deferred revenue, non-current	12.4	14.1
Operating lease liabilities	24.3	18.8
Other long-term liabilities	1.4	1.7
Long-term notes	196.8	196.5
	490.0	499.2
Shareholders’ equity
Capital stock and additional paid-in capital	2,919.3	2,924.4
Deficit	(2,155.8)	(2,167.2)
Accumulated other comprehensive loss	(12.8)	(11.2)
	750.7	746.0
	$1,240.7	$1,245.2

BlackBerry Limited
Incorporated under the Laws of Ontario
(United States dollars, in millions)
Consolidated Statements of Cash Flows

	Three Months Ended
	May 31, 2026	May 31, 2025
Cash flows from operating activities
Net income	$8.5	$1.9
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Amortization	4.1	5.7
Stock-based compensation	6.5	5.7
Operating leases	1.0	(1.6)
Other	1.0	(0.6)
Net changes in working capital items
Accounts receivable, net of allowance	(4.6)	43.8
Other receivables	2.0	(3.3)
Income taxes receivable	0.1	(0.1)
Other assets	3.0	17.0
Accounts payable	11.0	(25.9)
Accrued liabilities	(15.2)	(41.7)
Income taxes payable	5.9	3.1
Deferred revenue	(18.7)	(22.0)
Net cash provided by (used in) operating activities	4.6	(18.0)
Cash flows from investing activities
Proceeds on sale, maturity or distribution from long-term investments	—	0.1
Acquisition of property, plant and equipment	(2.9)	(0.9)
Acquisition of intangible assets	(1.6)	(1.2)
Acquisition of short-term investments	(70.4)	(21.7)
Proceeds on sale or maturity of short-term investments	61.4	62.2
Net cash provided by (used in) investing activities	(13.5)	38.5
Cash flows from financing activities
Issuance of common shares	1.3	1.2
Common shares repurchased	(10.0)	(10.0)
Net cash used in financing activities	(8.7)	(8.8)
Effect of foreign exchange gain (loss) on cash, cash equivalents, restricted cash, and restricted cash equivalents	(0.3)	0.5
Net increase (decrease) in cash, cash equivalents, restricted cash, and restricted cash equivalents during the period	(17.9)	12.2
Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of period	288.9	280.3
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$271.0	$292.5

As at	May 31, 2026	February 28, 2026
Cash and cash equivalents	$256.8	$274.7
Restricted cash and cash equivalents	14.2	14.2
Short-term investments	94.1	85.2
Long-term investments	57.8	58.3
	$422.9	$432.4

Reconciliations of the Company’s Segment Results and Segment Adjusted EBITDA to the Consolidated Results
The following table shows information by operating segments for the three months ended May 31, 2026 and May 31, 2025. The Company reports segment information in accordance with U.S. GAAP, pursuant to the Financial Accounting Standards Board’s Accounting Standard Codification Topic 280, Segment Reporting, based on the “management” approach. The management approach designates the internal reporting used by the Chief Operating Decision Maker (“CODM”) for making decisions and assessing performance of the Company’s reportable operating segments. The measure of segment profit or loss disclosed by the Company in the Consolidated Financial Statements under the “management” approach in reviewing the results of the Company’s operating segments is segment adjusted gross margin. Additionally, the following tables include the additional measures of segment profit or loss used by the CODM which is segment adjusted EBITDA, a non-GAAP financial measure, which excludes amounts related to investment income, taxes, amortization, restructuring charges, stock compensation expenses and long-lived asset impairment charge. For the three months ended May 31, 2026, the Company presented segment adjusted EBITDA results excluding amortization in segment research and development, segment sales and marketing and segment general and administrative to align to the operating expense presentation on the Consolidated Statement of Operations. For purposes of comparability, the Company’s segment adjusted EBITDA for the three months ended May 31, 2025 has been updated to conform to the current year’s presentation. See Note 10 to the Consolidated Financial Statements for a description of the Company’s operating segments.

	For the Three Months Ended (in millions)
	QNX			Secure Communications			Licensing
	May 31,		Change	May 31,		Change	May 31,		Change
	2026	2025		2026	2025		2026	2025
Segment revenue	$72.3	$57.5	$14.8	$73.6	$59.5	$14.1	$7.0	$4.7	$2.3
Segment cost of sales	10.4	11.2	(0.8)	20.8	18.1	2.7	1.5	1.6	(0.1)
Segment adjusted gross margin	$61.9	$46.3	$15.6	$52.8	$41.4	$11.4	$5.5	$3.1	$2.4
Segment research and development	18.9	12.3	6.6	12.6	11.2	1.4	—	—	—
Segment sales and marketing	15.6	13.2	2.4	12.3	13.6	(1.3)	—	—	—
Segment general and administrative	8.1	8.1	—	7.8	7.1	0.7	0.8	0.9	(0.1)
Less amortization included in segment cost of sales	—	—	—	0.1	0.1	—	1.5	1.6	(0.1)
Segment adjusted EBITDA	$19.3	$12.7	$6.6	$20.2	$9.6	$10.6	$6.2	$3.8	$2.4
Reconciliation of Non-GAAP Measures with the Nearest Comparable U.S. GAAP Measures
In the Company’s internal reports, management evaluates the performance of the Company’s business on a non-GAAP basis by excluding the impact of certain items from the Company’s U.S. GAAP financial results. The Company believes that these non-GAAP financial measures and non-GAAP ratios provide management, as well as readers of the Company’s financial statements, with a consistent basis for comparison across accounting periods and are useful in helping management and readers understand the Company’s operating results and underlying operational trends. Beginning with the fiscal quarter ended May 31, 2026, the Company has included deferred share units revaluation adjustment as a non-GAAP adjustment and has applied this adjustment to comparative period.
Readers are cautioned that adjusted gross margin, adjusted gross margin percentage, adjusted operating expenses, adjusted net income, adjusted earnings per share, adjusted research and development expense, adjusted sales and marketing expense, adjusted general and administrative expense, adjusted amortization expense, adjusted operating income, adjusted EBITDA, segment adjusted EBITDA, adjusted operating income margin percentage, adjusted EBITDA margin percentage and free cash flow (usage) and similar measures do not have any standardized meaning prescribed by U.S. GAAP and are therefore unlikely to be comparable to similarly titled measures reported by other companies.

Reconciliation of non-GAAP based measures with most directly comparable U.S. GAAP based measures for the three months ended May 31, 2026 and May 31, 2025
A reconciliation of the most directly comparable U.S. GAAP gross margin and gross margin percentage for the three months ended May 31, 2026 and May 31, 2025 to both adjusted gross margin and adjusted gross margin percentage are reflected in the table below:

For the Three Months Ended (in millions)	May 31, 2026	May 31, 2025
Gross margin	$119.7	$90.3
Stock compensation expense	0.5	0.5
Adjusted gross margin	$120.2	$90.8

Gross margin %	78.3%	74.2%
Stock compensation expense	0.3%	0.4%
Adjusted gross margin %	78.6%	74.6%
Reconciliation of U.S. GAAP operating expenses for the three months ended May 31, 2026, and May 31, 2025 to adjusted operating expenses is reflected in the table below:

For the Three Months Ended (in millions)	May 31, 2026	May 31, 2025
Operating expenses	$104.4	$88.3
Restructuring charges	0.3	2.9
Stock compensation expense	6.0	5.2
Acquired intangibles amortization	—	1.7
LLA impairment charge	0.1	0.1
Deferred share units revaluation adjustment	10.0	(1.5)
Adjusted operating expenses	$88.0	$79.9
Reconciliation of U.S. GAAP net income and U.S. GAAP basic earnings per share for the three months ended May 31, 2026 and May 31, 2025 to adjusted net income and adjusted basic earnings per share is reflected in the table below:

For the Three Months Ended (in millions, except per share amounts)	May 31, 2026		May 31, 2025
		Basic earnings per share		Basic earnings per share
Net income	$8.5	$0.01	$1.9	$0.00
Restructuring charges	0.3		2.9
Stock compensation expense	6.5		5.7
Acquired intangibles amortization	—		1.7
LLA impairment charge	0.1		0.1
Deferred share units revaluation adjustment	10.0		(1.5)
Adjusted net income	$25.4	$0.04	$10.8	$0.02

Reconciliation of U.S. GAAP research and development, sales and marketing, general and administrative, and amortization expense for the three months ended May 31, 2026 and May 31, 2025 to adjusted research and development, sales and marketing, general and administrative, and amortization expense is reflected in the table below:

For the Three Months Ended (in millions)	May 31, 2026	May 31, 2025
Research and development	$33.0	$25.0
Stock compensation expense	1.5	1.3
Adjusted research and development expense	$31.5	$23.7

Sales and marketing	$29.5	$28.7
Stock compensation expense	1.1	1.4
Adjusted sales and marketing expense	$28.4	$27.3

General and administrative	$39.3	$30.5
Restructuring charges	0.3	2.9
Stock compensation expense	3.4	2.5
Deferred share units revaluation adjustment	10.0	(1.5)
Adjusted general and administrative expense	$25.6	$26.6

Amortization	$2.5	$4.0
Acquired intangibles amortization	—	1.7
Adjusted amortization expense	$2.5	$2.3
Reconciliation of U.S GAAP operating income to adjusted operating income, adjusted EBITDA, adjusted operating income margin percentage and adjusted EBITDA margin percentage for the three months ended May 31, 2026 and May 31, 2025 is reflected in the table below.

For the Three Months Ended (in millions)	May 31, 2026	May 31, 2025
Operating income	$15.3	$2.0
Non-GAAP adjustments to operating income
Restructuring charges	0.3	2.9
Stock compensation expense	6.5	5.7
Acquired intangibles amortization	—	1.7
LLA impairment charge	0.1	0.1
Deferred share units revaluation adjustment	10.0	(1.5)
Total non-GAAP adjustments to operating income	16.9	8.9
Adjusted operating income	32.2	10.9
Amortization	4.1	5.7
Acquired intangibles amortization	—	(1.7)
Adjusted EBITDA	$36.3	$14.9

Revenue	$152.9	$121.7
Adjusted operating income margin % (1)	21%	9%
Adjusted EBITDA margin % (2)	24%	12%
______________________________
(1) Adjusted operating income margin % is calculated by dividing adjusted operating income by revenue.
(2) Adjusted EBITDA margin % is calculated by dividing adjusted EBITDA by revenue.

The CODM also uses the segment metric of segment adjusted EBITDA, which is a non-GAAP measure including segment expenses that exclude amounts related to investment income, taxes, amortization, restructuring charges, stock compensation expenses and long-lived asset impairment. The following table reconciles the U.S. GAAP measures of segment profit or loss disclosed by the Company in the Consolidated Financial Statements from segment adjusted gross margin to segment adjusted EBITDA for the three months ended May 31, 2026 and May 31, 2025.

	For the Three Months Ended
	(in millions)
	QNX		Secure Communications		Licensing
	May 31,		May 31,		May 31,
	2026	2025	2026	2025	2026	2025
Segment adjusted gross margin	$61.9	$46.3	$52.8	$41.4	$5.5	$3.1
Segment research and development	18.9	12.3	12.6	11.2	—	—
Segment sales and marketing	15.6	13.2	12.3	13.6	—	—
Segment general and administrative	8.1	8.1	7.8	7.1	0.8	0.9
Less amortization included in segment cost of sales	—	—	0.1	0.1	1.5	1.6
Segment adjusted EBITDA	$19.3	$12.7	$20.2	$9.6	$6.2	$3.8
Free cash flow (usage)
The Company uses free cash flow (usage) when assessing its sources of liquidity, capital resources, and quality of earnings. The Company believes that free cash flow (usage) is helpful in understanding the Company’s capital requirements and provides an additional means to reflect the cash flow (usage) trends in the Company’s business.
Reconciliation of U.S. GAAP net cash provided by (used in) operating activities for the three months ended May 31, 2026 and May 31, 2025 to free cash flow (usage) is reflected in the table below:

For the Three Months Ended (in millions)	May 31, 2026	May 31, 2025
Net cash provided by (used in) operating activities	$4.6	$(18.0)
Acquisition of property, plant and equipment	(2.9)	(0.9)
Free cash flow (usage)	$1.7	$(18.9)
Key Metrics
The Company regularly monitors a number of financial and operating metrics, including the following key metrics, in order to measure the Company’s current performance and estimated future performance. Readers are cautioned that Secure Communications annual recurring revenue (“ARR”) and Secure Communications dollar-based net retention rate (“DBNRR”) do not have any standardized meaning and are unlikely to be comparable to similarly titled measures reported by other companies.
Comparative breakdowns of certain key metrics for the three months ended or as at May 31, 2026 and May 31, 2025 are set forth below:

For the Three Months Ended (in millions)	May 31, 2026	May 31, 2025	Change
Secure Communications Annual Recurring Revenue	$220	$209	$11
Secure Communications Dollar-Based Net Retention Rate	92%	92%	—%